Exhibit 2.3

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is dated as of May 10, 2010, by and among Express Parent LLC, a Delaware limited liability company (the “Company”), Multi-Channel Retail Holdings LLC — Series G, a Delaware limited liability company (“MCRH”), Limited Brands Store Operations, Inc., a Delaware corporation (“LBSO”), and EXP Investments, Inc., a Delaware corporation (“EXP”). The Company, MCRH, LBSO, and EXP are collectively referred to herein as the “Parties” and each individually is referred to herein as a “Party.” This Agreement and the transactions contemplated hereby (including the Conversion, as defined below) shall not be consummated unless and until the effectiveness of the Company’s Registration Statement on Form S-1 (File No. 333-164906) that was originally filed with the Securities and Exchange Commission on February 16, 2010 (the “Registration Statement”) has occurred.

WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), Express Investment Corp., a Delaware corporation (“EIC”), Express Management Investors Blocker Inc., a Delaware corporation (“EMIB”), and Express Management Investors LLC, a Delaware limited liability company (“EMI”), were merged into the Company (the “Mergers”);

WHEREAS, upon the terms and subject to the conditions set forth herein and in accordance with Delaware Law, and pursuant to Section 9.05 of the Company LLC Agreement (as defined below), the board of managers of the Company has deemed it advisable to convert, and has approved the conversion of, the Company from a Delaware limited liability company to a Delaware corporation to be named Express, Inc. (“Express”) (the “Conversion”) to facilitate the initial public offering of Express’ common stock, par value $0.01 per share (the “Common Stock”), pursuant to a registration statement filed with the Securities and Exchange Commission (the “Initial Public Offering”);

WHEREAS, the Parties intend for the Election (as defined below) to be treated as a transaction governed by Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), the mergers of EIC and EMIB into the Company to be treated as transactions governed by Section 368 of the Code, the merger of EMI into the Company to be treated as a liquidation governed by Sections 731 and 732 of the Code, and the Conversion to be treated as a transaction governed by Section 368 of the Code; and

WHEREAS, pursuant to Section 9.05 of the Company LLC Agreement, after such time as the board of managers of the Company has approved a reorganization of the Company as a corporation, the Investors (as defined in the Company LLC Agreement) are entitled to determine the form of such reorganization, and the Parties desire to memorialize the decision by the Investors to effect a statutory conversion of the Company to a corporation.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

(a) As used herein, the following terms have the following meanings:

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“Closing Date” means the date of the Closing.

“Delaware Law” means, collectively, the DGCL and the DLLCA.

“DGCL” means the General Corporation Law of the State of Delaware.

“DLLCA” means the Limited Liability Company Act of the State of Delaware.

“Law” means any law, statute, regulation, rule, permit, license, certificate, judgment, order, award or other legally binding decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (domestic or foreign).

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by a Person.

“Transaction Documents” means this Agreement and the Exhibits attached hereto.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Certificate of Conversion	2.01(a)
Certificate of Incorporation	2.01(a)
Closing	2.02
Common Stock	Recitals
Company	Preamble
Company LLC Agreement	2.01(g)
Conversion	Recitals
Conversion Effective Time EIC	2.01(a) Recitals
Election	2.02(iii)

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Term	Section
EMIB	Recitals
EMI EXP	Recitals Preamble
Express	Recitals
Initial Public Offering	Recitals
LBSO	Preamble
MCRH Merger Agreement Mergers Parties	Preamble Recitals Recitals Preamble
Party Registration Statement	Preamble Preamble

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof”, “herein”, and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, and Exhibits are to Articles, Sections, and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written”, and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws”, or to a particular statute or law shall be deemed also to include any and all Laws.

ARTICLE 2

THE CONVERSION

Section 2.01 The Conversion.

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall cause to be filed with the Secretary of State of the State of Delaware (i) a certificate of conversion in the form of Exhibit A attached hereto (the “Certificate of Conversion”) providing for the Conversion, and (ii) a certificate of incorporation of Express in the form of Exhibit B attached hereto (the “Certificate of Incorporation”). The Conversion shall become effective at the time of the filing of the Certificate of Conversion (and the

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Certificate of Conversion will specify that the Conversion shall be effective immediately upon its filing) as provided under the DGCL (the “Conversion Effective Time”), which Conversion Effective Time shall occur immediately following the effectiveness of the Registration Statement (i.e., within ninety minutes following the effectiveness of the Registration Statement and, in any event, no later than the sale to the underwriters of the Initial Public Offering of any securities registered under the Registration Statement). References to the Company from and after the Conversion Effective Time shall mean Express.

(b) The Conversion shall have the effects set forth under Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Conversion Effective Time, all the properties, rights, privileges, and powers of the Company shall vest in Express, and all debts, liabilities, and duties of the Company shall become the debts, liabilities, and duties of Express.

(c) The Certificate of Incorporation and bylaws of Express (in the form of Exhibit C attached hereto), as in effect as of the Conversion Effective Time, shall be the certificate of incorporation and bylaws of Express until thereafter amended in accordance with the provisions thereof and applicable Law.

(d) Subject to applicable Law, (i) the members of the board of managers of the Company as of the Conversion Effective Time shall be the members of the board of directors of Express and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation, or removal, and (ii) the officers of the Company as of the Conversion Effective Time shall be the officers of Express and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation, or removal.

(e) All of the equity interests of the Company outstanding as of immediately prior to the Conversion Effective Time shall, as of the Conversion Effective Time, by virtue of the Conversion and without any action on the part of any Party hereto or the holder thereof or any other Person, be canceled and extinguished and converted into the right to receive the Common Stock specified in Section 2.01(f). All of such outstanding equity interests of the Company when so converted, shall no longer be outstanding and shall automatically be canceled and the former holders thereof shall cease to have any rights with respect thereto, except the right to receive the Common Stock specified in Section 2.01(f).

(f) At the Conversion Effective Time, all the outstanding equity interests of Company immediately prior to the Conversion Effective Time shall, by reason of the Conversion, be converted into the number of shares of Common Stock of Express set forth opposite the name of the holder thereof on Exhibit D attached hereto. Neither any provision of the Transaction Documents nor the consummation of the transactions contemplated thereby will limit, impair or otherwise modify any vesting restrictions or repurchase rights with respect to any equity issued by the Company to any officer or employee of the Company, which vesting restrictions and repurchase rights shall continue to apply to the Common Stock of Express issued hereby to any such Persons until the expiration of such vesting restrictions and repurchase rights in accordance with their terms.

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(g) As of the Conversion Effective Time, that certain Limited Liability Company Agreement of the Company, dated as of June 28, 2008 (as amended or otherwise modified from time to time, the “Company LLC Agreement”) shall be terminated and of no further force and effect, and no party thereto shall have any further rights, duties or obligations pursuant to the Company LLC Agreement, except that the following provisions of the Company LLC Agreement shall survive the Closing: (i) with respect to any tax matters relating to tax periods of the Company ending on or prior to the Closing, Sections 4.06, 4.07, 6.02, 6.04(a) and 6.04(b), and (ii) for the avoidance of doubt, the provisions of the Company LLC Agreement memorialized in the agreements set forth in Section 2.02(ii)(B) and (C) hereof. Notwithstanding the foregoing, the termination of the Company LLC Agreement pursuant to this Section 2.01(g) shall not relieve any party thereto from any liability arising in connection with any breach by such party of the Company LLC Agreement whether arising prior to or after the Conversion Effective Time.

(h) In consideration of the aforementioned termination of the Company LLC Agreement, upon consummation of the Initial Public Offering, Express, in its capacity as successor-in-interest to the Company, shall make a cash payment, by wire transfer of immediately available funds, to, at the direction of EXP and LBSO, either EXP, LBSO or a designee thereof, in the amount of $3,333,333.

Section 2.02 Closing. The closing (the “Closing”) of the transactions contemplated hereunder shall take place at the offices of Kirkland & Ellis LLP, 300 N. LaSalle Street, Chicago, Illinois 60654 on the date hereof. The Closing shall occur immediately following the time at which the Registration Statement becomes effective (i.e., within ninety minutes following the time at which the Registration Statement becomes effective and, in any event, no later than the sale to the underwriters of the Initial Public Offering of any securities registered under the Registration Statement). Notwithstanding anything set forth in this Agreement, the only condition precedent to the Conversion and the Closing of the transactions contemplated hereby is that the Registration Statement is declared effective. At the Closing:

(i) The Certificate of Conversion and the Certificate of Incorporation shall be filed pursuant to the terms of Section 2.01.

(ii) The Company shall obtain and deliver fully executed copies by each of the parties thereto of each of the following agreements: (A) that certain Termination Agreement to be dated as of the Closing Date among the Company and certain of its Subsidiaries and GGC Administration, LLC (in the form of Exhibit E attached hereto), (B) that certain Stockholders Agreement to be dated as of the Closing Date among Express and certain of its stockholders (in the form of Exhibit F attached hereto), and (C) that certain Registration Agreement to be dated as of the Closing Date among Express and certain of its stockholders (in the form of Exhibit G attached hereto).

(iii) Each of the Parties shall deliver such other documents, instruments and agreements as are required to be delivered by such Party at the Closing pursuant to this Agreement. In addition, promptly following the Closing, the Company will make an election with the Internal Revenue Service to be treated as a corporation under Subchapter C of Chapter 1 of the Code effective as of May 2, 2010 (the “Election”).

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PARTIES OTHER THAN THE COMPANY

Each of the Parties other than the Company, severally and not jointly, represents and warrants to the Company as of the date hereof that:

Section 3.01 Corporate Existence and Power. Such Party is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

Section 3.02 Corporate Authorization. The execution, delivery and performance by such Party of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated thereby are within the corporate (or limited liability company, as applicable) powers and authority, as applicable, of such Party and have been duly authorized by all necessary corporate (or limited liability company, as applicable) action on the part of such Party. Each of the Transaction Documents to which it is or will be a party constitutes, or will when executed constitute, the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its respective terms, (a) except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws concerning fraudulent conveyances and preferential transfers and (b) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in proceeding at law or in equity).

Section 3.03 Governmental Authorization. The execution, delivery and performance by such Party of each of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated thereby require no action, consent or approval by or in respect of, filing with or notice to, any governmental body, agency or official other than the Certificate of Conversion and the Certificate of Incorporation to be filed by the Company and any other such action or filing as to which the failure to make or obtain would not have, individually or in the aggregate, a material adverse effect on such Party’s ability to consummate the transactions contemplated thereby.

Section 3.04 Noncontravention. The execution, delivery and performance by such Party of any of the Transaction Documents to which it is or will be a party, and the consummation of the transactions contemplated thereby do not and will not (a) violate or conflict with the organizational documents of such Party or (b) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to such Party, except, in the case of clauses (a) or (b), for any such contravention, conflict or violation that would not have, individually or in the aggregate, a material adverse effect on such Party’s ability to consummate the transactions contemplated thereby.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the other Parties, as of the date hereof, that:

Section 4.01 Limited Liability Company Existence and Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

Section 4.02 LLC Authorization. The execution, delivery and performance by the Company of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated thereby are within the limited liability company powers and authority of the Company and have been duly authorized by all necessary limited liability company action on the part of the Company. Each of the Transaction Documents to which it is or will be a party constitutes, or will when executed constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, (i) except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws concerning fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated thereby require no action, consent or approval by or in respect of, filing with or material notice to, any governmental body, agency or official other than: (1) the filing of the Certificate of Conversion and the Certificate of Incorporation; and (2) any other such action or filing as to which the failure to make or obtain would not have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents.

Section 4.04 Noncontravention. The execution, delivery and performance by the Company of any of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated thereby do not and will not (i) violate or conflict with the certificate of formation (or other organizational documents) of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or (iii) with or without the giving of notice or the lapse of time, or both, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company, or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or other instrument to which the Company is a party or by which the Company or its properties or assets are bound, except, in the case of clauses (i), (ii) or (iii), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that would not have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents.

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ARTICLE 5

COVENANTS OF THE PARTIES

Each of the Parties hereto agrees that:

Section 5.01 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each Party will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by any of the Transaction Documents. Each Party shall execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or appropriate in order to consummate or implement expeditiously the transactions contemplated by any of the Transaction Documents.

Section 5.02 Public Announcements. Other than the Company, none of the other Parties hereto may issue any press release or make any public statement with respect to any Transaction Document or the transactions contemplated thereby.

Section 5.03 Tax Treatment. The Parties agree to treat, for U.S. federal income, state and local tax purposes, the Election as a transaction governed by Section 351 of Code, the mergers of EIC and EMIB into Express as transactions governed by Section 368 of the Code, the merger of EMI into Express as a liquidation governed by Sections 731 and 732 of the Code, and the Conversion to be treated as a transaction governed by Section 368 of the Code.

ARTICLE 6

SURVIVAL

Section 6.01 Survival. None of the representations and warranties of any of the Parties hereto contained in this Agreement shall survive the Closing Date, except that the representations and warranties contained in Section 3.01, Section 3.02, Section 4.01 and Section 4.02 shall survive until the latest date permitted by Law. Except as specifically set forth in the preceding sentence, no other representation or warranty of any party set forth in this Agreement will survive the Closing, and no party will have any rights or remedies after the Closing with respect to any misrepresentation of or inaccuracy in any such representation or warranty. Except as otherwise provided in this Agreement, the covenants and agreements of the Parties contained in this Agreement shall survive Closing and shall continue in full force and effect indefinitely or for the shorter period specified in this Agreement. If the Registration Statement has not been declared effective prior to June 1, 2010, this Agreement shall automatically terminate and none of the covenants and agreements of the Parties contained in this Agreement shall survive such termination.

ARTICLE 7

MISCELLANEOUS

Section 7.01 Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission) and shall be given,

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if to MCRH, to:

c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, 39th Floor

San Francisco, California 94111

Attention: Stefan Kaluzny

Fax: (415) 983-2701

if to the Company or Express, to:

c/o Express, Inc.

One Limited Parkway

Columbus, Ohio 43230

Attention: Chief Financial Officer

Fax: (614) 415-4000

if to LBSO or EXP, to:

c/o Limited Brands, Inc.

Three Limited Parkway

Columbus, Ohio 43230

Attention: Douglas L. Williams

Fax: (614) 415-7188

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Each such notice, request or other communication shall be effective (1) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (2) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 7.01.

Section 7.02 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that from and after such time as the Registration Statement has been declared effective the obligations of the Company to effect the Conversion and take any other actions in connection therewith may not be amended or waived.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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Section 7.03 Expenses. Except to the extent otherwise expressly provided for in any of the Transaction Documents, all costs and expenses incurred by any Party in connection with the negotiation, preparation, execution and delivery of this Agreement and the Transaction Documents and the consummation of the Closing shall be paid by the Party incurring such costs or expenses.

Section 7.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 7.05 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 7.06 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, any of the Transaction Documents or the transactions contemplated thereby shall be brought in the United States District Court or any Delaware state court sitting in Wilmington, Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of any of the Transaction Documents shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.01 shall be deemed effective service of process on such party.

Section 7.07 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.08 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Each Transaction Document shall become effective when each party thereto shall have received a counterpart thereof signed by the other party thereto. No Transaction Document is intended to confer upon any Person other than the parties thereto any rights or remedies hereunder.

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Section 7.09 Entire Agreement. The Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto.

Section 7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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IN WITNESS WHEREOF, the parties hereto have caused this Conversion Agreement to be duly executed as of the day and year first above-written.

EXPRESS PARENT LLC

By:	/s/ Matthew C. Moellering
Name:	Matthew C. Moellering
Title:	Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary

MULTI-CHANNEL RETAIL HOLDINGS LLC — SERIES G

By:	/s/ Stefan L. Kaluzny
Name:	Stefan L. Kaluzny
Title:	Manager

S-1

LIMITED BRANDS STORE OPERATIONS, INC.

By:	/s/ Gail M. Stern
Name:	Gail M. Stern
Title:	Senior Vice President — Business Development, Legal

EXP INVESTMENTS, INC.

By:	/s/ Gail M. Stern
Name:	Gail M. Stern
Title:	Senior Vice President — Business Development, Legal

S-2

Exhibit A

(Certificate of Conversion)

See attached.

EXHIBIT A TO CONVERSION AGREEMENT

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

OF

EXPRESS PARENT LLC

FROM A LIMITED LIABILITY COMPANY TO

A CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

FIRST:	The jurisdiction where the Limited Liability Company was first formed is the State of Delaware.

SECOND:	The jurisdiction where the Limited Liability Company was formed immediately prior to filing this Certificate of Conversion is the State of Delaware.

THIRD:	The date the Limited Liability Company was first formed is June 10, 2008.

FOURTH:	The name of the Limited Liability Company immediately prior to filing this Certificate of Conversion is Express Parent LLC.

FIFTH:	The name of the Corporation as set forth in the Certificate of Incorporation is Express, Inc.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned, being duly authorized to sign on behalf of the converting Limited Liability Company, has executed this Certificate of Conversion on the      day of May, 2010.

EXPRESS PARENT LLC,
a Delaware limited liability company

By:
Matthew C. Moellering
Executive Vice President,
Chief Administrative Officer,
Chief Financial Officer,
Treasurer and Secretary

S-1

Exhibit B

(Certificate of Incorporation)

See attached.

EXHIBIT B TO CONVERSION AGREEMENT

CERTIFICATE OF INCORPORATION

OF

EXPRESS, INC.

ARTICLE ONE

The name of the Corporation is Express, Inc. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by resolution of the Board of Directors.

ARTICLE THREE

The nature of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE FOUR

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS
Matthew C. Moellering	c/o Express, Inc.
One Limited Parkway
Columbus, OH 43230

ARTICLE FIVE

PART A. AUTHORIZED SHARES

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 510,000,000 shares, consisting of:

1. 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”); and

2. 500,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

PART B. PREFERRED STOCK

The Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. Within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors fixing the number of shares constituting a series of Preferred Stock, the Board of Directors may increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) by resolution the number of shares of any such series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the undesignated status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote, without the separate vote of the holders of the Preferred Stock as a class irrespective of the provisions of Section 242(b)(2) of the DGCL.

PART C. COMMON STOCK

Section 1. Voting Rights. Except as otherwise provided by the DGCL or this Certificate of Incorporation and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

ARTICLE SIX

The Corporation is to have perpetual existence.

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ARTICLE SEVEN

Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed exclusively from time to time by resolution adopted by the affirmative vote of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Section 3. Classes of Directors. Beginning immediately following the consummation of the Corporation’s initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the “Initial Public Offering”) the directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, hereby designated Class I, Class II and Class III.

Section 4. Election and Term of Office. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of this Certificate of Incorporation (including, but not limited to, any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders after the Initial Public Offering, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders after the Initial Public Offering and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders after the Initial Public Offering. For the purposes hereof, the Board of Directors may assign directors already in office to the initial Class I, Class II and Class III at the time of the Initial Public Offering. At each annual meeting of stockholders after the Initial Public Offering, directors elected to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election and until their respective successors shall have been duly elected and qualified. Prior to the Initial Public Offering, each director shall hold office until such director’s successor is duly elected and qualified or until his or her earlier death, resignation or removal. After the Initial Public Offering, each director shall hold office until the annual meeting of stockholders for the year in which such director’s term expires and a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Nothing in this Certificate shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

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Section 5. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or any other cause may be filled only by the Board of Directors (and not by stockholders), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Prior to the Initial Public Offering, a director chosen to fill a vacancy or a position resulting from an increase in the number of directors shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. After the Initial Public Offering, a director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until his or her successor is elected and qualified. After the Initial Public Offering, a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 6. Removal of Directors. After the Initial Public Offering, subject to the rights of the holders of any series of Preferred Stock then outstanding, a director may be removed from office only for cause, at a meeting called for that purpose, by the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Section 7. Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE SEVEN, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designation governing such series.

Section 8. Bylaws. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws. The affirmative vote of a majority of the Whole Board shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class shall be required to adopt, amend, alter or repeal any provisions of the Bylaws of the Corporation.

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Section 9. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE EIGHT

Section 1. Limitation of Liability.

(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

(b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to any act, omission or other matter occurring prior to such repeal or modification.

ARTICLE NINE

After the Initial Public Offering, and subject to the rights of the holders of any series of Preferred Stock, (i) the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied and (ii) special meetings of stockholders of the Corporation may be called only by a resolution adopted by the affirmative vote of the majority of the Whole Board.

ARTICLE TEN

Section 1. Certain Acknowledgments. In recognition and anticipation that (i) the directors, officers or employees of Golden Gate Private Equity, Inc., Limited Brands, Inc. or their respective Affiliated Companies (as defined below) may serve as directors or officers of the Corporation, (ii) Golden Gate Private Equity, Inc. and its Affiliated Companies and Limited Brands, Inc. and its Affiliated Companies engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) that the Corporation and its Affiliated Companies may engage in material business transactions with Golden Gate Private Equity, Inc. and its Affiliated Companies and Limited Brands, Inc. and its Affiliated Companies, as applicable, and that the Corporation is expected to benefit therefrom, the provisions of this ARTICLE TEN are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Golden Gate Private Equity, Inc. and/or its Affiliated

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Companies, Limited Brands, Inc. and/or its Affiliated Companies and/or their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. In furtherance of the foregoing, the Corporation renounces any interest or expectancy in, or being offered the opportunity to participate in, any corporate opportunity not allocated to it pursuant to this ARTICLE TEN to the fullest extent permitted by law.

Section 2. Competition and Corporate Opportunities. To the fullest extent permitted by law, none of Golden Gate Private Equity, Inc. or any of its Affiliated Companies or Limited Brands, Inc. or any of its Affiliated Companies shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its Affiliated Companies, and none of Golden Gate Private Equity, Inc. or any of its Affiliated Companies, Limited Brands, Inc. or any of its Affiliated Companies, or any officer or director thereof (except as provided in Section 3 below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of Golden Gate Private Equity, Inc. or any of its Affiliated Companies or Limited Brands, Inc. or any of its Affiliated Companies. To the fullest extent permitted by law, in the event that Golden Gate Private Equity, Inc. or any of its Affiliated Companies acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Corporation or any of the Corporation’s Affiliated Companies, neither Golden Gate Private Equity, Inc. nor any of its Affiliated Companies shall have any duty to communicate or offer such corporate opportunity to the Corporation or any of its Affiliated Companies and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation solely by reason of the fact that Golden Gate Private Equity, Inc. or any of its Affiliated Companies pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation. To the fullest extent permitted by law, in the event that Limited Brands, Inc. or any of its Affiliated Companies acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Corporation or any of the Corporation’s Affiliated Companies, neither of Limited Brands, Inc. or any of its Affiliated Companies shall have any duty to communicate or offer such corporate opportunity to the Corporation or any of its Affiliated Companies and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation solely by reason of the fact that Limited Brands, Inc. or any of its Affiliated Companies pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

Section 3. Allocation of Corporate Opportunities.

(a) In the event that a director or officer of the Corporation who is also a director or officer of Golden Gate Private Equity, Inc. or any of its Affiliated Companies acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its Affiliated Companies and Golden Gate Private Equity, Inc. or any of its Affiliated Companies, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

(i) A corporate opportunity offered to any person who is a director or officer of the Corporation, and who is also a director or officer of Golden Gate Private Equity, Inc. or any of its Affiliated Companies, shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation.

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(ii) Otherwise, such corporate opportunity shall belong to Golden Gate Private Equity, Inc.

(b) In the event that a director or officer of the Corporation who is also a director or officer of Limited Brands, Inc. or any of its Affiliated Companies acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its Affiliated Companies and Limited Brands, Inc. or any of its Affiliated Companies, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

(i) A corporate opportunity offered to any person who is a director or officer of the Corporation, and who is also a director or officer of Limited Brands, Inc. or any of its Affiliated Companies, shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation.

(ii) Otherwise, such corporate opportunity shall belong to Limited Brands, Inc.

Section 4. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this ARTICLE TEN, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of ARTICLE THREE or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

Section 5. Renouncement of Certain Corporate Opportunities.

(a) Except as provided in Section 3(a)(i) of this ARTICLE TEN above, if a director or officer of the Corporation who is also a director or officer of Golden Gate Private Equity, Inc. or any of its Affiliated Companies acquires knowledge of a potential transaction or matter which may be a corporate opportunity, the Corporation shall have no interest in such corporate opportunity and no expectancy that such corporate opportunity be offered to it, any such interest or expectancy being hereby renounced, so that such person shall have no duty to present such corporate opportunity to the Corporation and shall have the right to hold and exploit any such corporate opportunity for its (and its officers’, employees’, directors’, agents’, stockholders’,

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members’, partners’, affiliates’ or subsidiaries’) own account or to direct, sell, assign or transfer such corporate opportunity to persons other than the Corporation or any of its Affiliated Companies. Such person shall not breach any fiduciary duty to the Corporation or to its stockholders by reason of the fact that such person does not present such corporate opportunity to the Corporation or pursues, acquires or exploits such corporate opportunity for itself or directs, sells, assigns or transfers such corporate opportunity to another person.

(b) Except as provided in Section 3(b)(i) above of this ARTICLE TEN, if a director or officer of the Corporation who is also a director or officer of Limited Brands, Inc. or any of its Affiliated Companies acquires knowledge of a potential transaction or matter which may be a corporate opportunity, the Corporation shall have no interest in such corporate opportunity and no expectancy that such corporate opportunity be offered to it, any such interest or expectancy being hereby renounced, so that such person shall have no duty to present such corporate opportunity to the Corporation and shall have the right to hold and exploit any such corporate opportunity for its (and its officers’, employees’, directors’, agents’, stockholders’, members’, partners’, affiliates’ or subsidiaries’) own account or to direct, sell, assign or transfer such corporate opportunity to persons other than the Corporation or any of its Affiliated Companies. Such person shall not breach any fiduciary duty to the Corporation or to its stockholders by reason of the fact that such person does not present such corporate opportunity to the Corporation or pursues, acquires or exploits such corporate opportunity for itself or directs, sells, assigns or transfers such corporate opportunity to another person.

Section 6. Certain Definitions. For purposes of this ARTICLE TEN, “Affiliated Company” shall mean (a) in respect of Golden Gate Private Equity, Inc., any company which controls, is controlled by or under common control with Golden Gate Private Equity, Inc. and any investment funds managed by Golden Gate Private Equity, Inc. (other than the Corporation and any company that is controlled by the Corporation), (b) in respect of Limited Brands, Inc. shall mean any company controlled by Limited Brands, Inc. (other than the Corporation and any company that is controlled by the Corporation) and (c) in respect of the Corporation, shall mean any company controlled by the Corporation.

Section 7. Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of Common Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this ARTICLE TEN.

Section 8. Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE TEN.

Section 9. Severability. To the extent that any provision of this ARTICLE TEN is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this ARTICLE TEN.

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ARTICLE ELEVEN

Section 1. Section 203 of the DGCL. The Corporation expressly elects not to be governed by Section 203 of the DGCL.

Section 2. Interested Stockholder Transactions. Notwithstanding any other provision in this Certificate of Incorporation to the contrary, the Corporation shall not engage in any Business Combination (as defined hereinafter) with any Interested Stockholder (as defined hereinafter) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

(a)	prior to such time the Board of Directors approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;

(b)	upon consummation of the transaction which resulted in such stockholder becoming an Interested Stockholder, such stockholder owned at least eighty-five percent (85%) of the Voting Stock (as defined hereinafter) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by such stockholder) those shares owned (i) by Persons (as defined hereinafter) who are directors and also officers of the Corporation and (ii) employee stock plans of the Corporation in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c)	at or subsequent to such time the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding Voting Stock which is not owned by such stockholder.

Section 3. Exceptions to Prohibition on Interested Stockholder Transactions. The restrictions contained in this ARTICLE ELEVEN shall not apply if:

(a)	a stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership; or

(b)

the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of

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this Section 3(b) of ARTICLE ELEVEN; (ii) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to § 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock (as defined hereinafter) of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all Interested Stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Section 3(b) of ARTICLE ELEVEN.

Section 4. Definitions. As used in this ARTICLE ELEVEN only, and unless otherwise provided by the express terms of this ARTICLE ELEVEN, the following terms shall have the meanings ascribed to them as set forth in this Section 4:

(a)	“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;

(b)	“Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Stock; (ii) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person;

(c)	“Business Combination” means:

(i)	any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (A) the Interested Stockholder, or (B) with any Person if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 2 of this ARTICLE ELEVEN is not applicable to the surviving entity;

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(ii)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Corporation;

(iii)	any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any Stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (B) pursuant to a merger under § 251(g) or § 253 of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of Stock of the Corporation subsequent to the time the Interested Stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase Stock made on the same terms to all holders of such Stock; or (E) any issuance or transfer of Stock by the Corporation; provided however, that in no case under items (C)-(E) of this Section 4(c)(iii) of ARTICLE ELEVEN shall there be an increase in the Interested Stockholder’s proportionate share of the Stock of any class or series of the Corporation or of the Voting Stock of the Corporation;

(iv)	any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the Stock of any class or series, or securities convertible into the Stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of Stock not caused, directly or indirectly, by the Interested Stockholder; or

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(v)	any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in Sections 4(c)(i)-(iv) of ARTICLE ELEVEN) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation;

(d)	“Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock or other equity interests, by contract or otherwise. A Person who is the owner of twenty percent (20%) or more of the outstanding Voting Stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this ARTICLE ELEVEN, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

(e)

“Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation, or (ii) is an Affiliate or Associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this ARTICLE ELEVEN to the contrary, the term “Interested Stockholder” shall not include: (x) any investment fund managed by Golden Gate Private Equity, Inc., or Affiliates or Associates of any investment fund managed by Golden Gate Private Equity, Inc.; (y) any Person who would otherwise be an Interested Stockholder because of a transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition of five percent (5%) or more of the outstanding Voting Stock of the Corporation (in one transaction or a series of transactions) by any party specified in the immediately preceding clause (x) to such Person, so long as such transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition occurs from and after the first date that Limited Brands, Inc. and any company controlled by Limited Brands, Inc.

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(other than the Corporation and any company controlled by the Corporation) owns less than five percent (5%) of the Corporation’s Common Stock; provided, however, that such Person was not an Interested Stockholder prior to such transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition; or (z) any Person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Corporation, provided that, for purposes of this clause (z), such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further action by the Corporation not caused, directly or indirectly, by such Person;

(f)	“Owner,” including the terms “own” and “owned,” when used with respect to any Stock, means a Person that individually or with or through any of its affiliates or associates beneficially owns such Stock, directly or indirectly; or has (A) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; or (B) the right to vote such Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in (B) of this Section 4(f) of ARTICLE ELEVEN), or disposing of such Stock with any other Person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such Stock; provided, that, for the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include Stock deemed to be owned by the Person through application of this definition of “owned” but shall not include any other unissued Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(g)	“Person” means any individual, corporation, partnership, unincorporated association or other entity;

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(h)	“Stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest; and

(i)	“Voting Stock” means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of Voting Stock shall refer to such percentage of the votes of such Voting Stock.

ARTICLE TWELVE

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or otherwise, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law or otherwise, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt any provision inconsistent with, to amend, alter, change or repeal any provision of, or to adopt a bylaw inconsistent with, ARTICLES SEVEN, EIGHT, NINE, ELEVEN and TWELVE of this Certificate of Incorporation.

*    *    *    *    *

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I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the          day of May, 2010.

Matthew C. Moellering
Sole Incorporator

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Exhibit C

(Bylaws)

See attached.

EXHIBIT C TO CONVERSION AGREEMENT

BYLAWS

OF

EXPRESS, INC.

A Delaware corporation

(Adopted as of May     , 2010)

ARTICLE I

OFFICES

Section 1. Offices. Express, Inc. (the “Corporation”) may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. The Board of Directors may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting.

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held each year at such time as is specified by the Board of Directors. At the annual meeting, stockholders shall elect directors to succeed those whose terms expire and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II.

Section 3. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. Notice of Meetings. Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware (the “DGCL”) or the Certificate of Incorporation).

(a) Form of Notice. All such notices shall be delivered in writing or by a form of electronic transmission if receipt thereof has been consented to by the stockholder to whom the notice is given. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If given by facsimile telecommunication, such notice shall be deemed given when directed to a number at which the stockholder has consented to receive notice by facsimile. Subject to the limitations of Section 4(c) of this ARTICLE II, if given by electronic transmission, such notice shall be deemed to be delivered: (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(c) Notice by Electronic Delivery. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall also be produced and kept at the time and place, if any, of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. The holders of a majority of the outstanding voting power of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the DGCL or by the Certificate of Incorporation. If a quorum is not present, the chairman of the meeting or the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the voting power of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 days nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless by express provisions of an applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, or the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Voting Rights. Except as otherwise provided by the DGCL, the Certificate of Incorporation, the certificate of designation relating to any outstanding class or series of preferred stock or these Bylaws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 11. Advance Notice of Stockholder Business and Director Nominations.

(a) Business at Annual Meetings of Stockholders.

(i) Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 11(b) of ARTICLE II) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(a) of ARTICLE II and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(a) of ARTICLE II. For the avoidance of doubt, the foregoing clause (C) of this Section 11(a)(i) of ARTICLE II shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.

(ii) For any business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 11(b) of ARTICLE II) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 11(a)(iii) of ARTICLE II to the Secretary; any such proposed business must be a proper matter for stockholder action and the stockholder and the Stockholder Associated Person (as defined in Section 11(e) of ARTICLE II) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 11(a)(iii) of ARTICLE II) required by these Bylaws. To be timely, a stockholder’s notice for such business must be received by the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty

(30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered by the later of (A) the tenth day following the day the Public Announcement (as defined in Section 11(e) of ARTICLE II) of the date of the annual meeting is first made or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(a) of ARTICLE II) will be deemed received on any given day if received prior to the close of business on such day.

(iii) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (C), (D), (F) and (G) below, (C) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions (as defined in Section 11(e) of ARTICLE II) directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Section 11(e) of ARTICLE II) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (D) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business, (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (F) any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and (G) a representation as to whether such stockholder or any Stockholder Associated Person will solicit, directly or indirectly, a proxy from holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies from stockholders in support of the proposal (such representation, a

“Solicitation Statement”). In addition, any stockholder who submits a notice pursuant to Section 11(a) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of ARTICLE II.

(iv) Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of ARTICLE II) shall be conducted at an annual meeting except in accordance with the procedures set forth in Section 11(a) of ARTICLE II.

(b) Nominations at Annual Meetings of Stockholders.

(i) Only persons who are nominated in accordance and compliance with the procedures set forth in Section 11(b) of ARTICLE II shall be eligible for election to the Board of Directors at an annual meeting of stockholders.

(ii) Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(b) of ARTICLE II and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(b) of ARTICLE II. For the avoidance of doubt, clause (B) of this Section 11(b)(ii) of ARTICLE II shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders. For nominations to be properly brought by a stockholder at an annual meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in Section 11(b)(iii) of ARTICLE II to the Secretary and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered by the later of the tenth day following the day the Public Announcement of the date of the annual meeting is first made and the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(b) of ARTICLE II will be deemed received on any given day if received prior to the close of business on such day.

(iii) To be in proper written form, a stockholder’s notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director of the Corporation, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the person, (4) the date such shares were acquired and the investment intent of such acquisition and (5) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected), (B) as to the stockholder giving the notice, the name and address of such stockholder, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (C), (D), (F) and (G) below, (C) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (D) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (E) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (F) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (G) a representation as to whether such stockholder or any Stockholder Associated Person will solicit, directly or indirectly, a proxy from the holders of a sufficient number of the Corporation’s outstanding shares reasonably believed by the stockholder or any Stockholder Associated Person, as the case may be, to elect each proposed nominee or otherwise to solicit proxies from stockholders in support of the nomination (such representation, a “Nomination Solicitation Statement”). In addition, any stockholder who submits a notice pursuant to this Section 11(b) of ARTICLE II hereof is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of ARTICLE II hereof and shall comply with Section 11(f) of ARTICLE II.

(iv) Notwithstanding anything in Section 11(b)(ii) of ARTICLE II to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 11(b)(ii), a stockholder’s notice required by Section 11(b)(ii) of ARTICLE II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the Corporation.

(c) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(c) of ARTICLE II shall be eligible for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 11(c) of ARTICLE II and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Section 11(c) of ARTICLE II. For the avoidance of doubt, the foregoing clause (ii) of this Section 11(c) of ARTICLE II shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 11(c) of ARTICLE II to the Secretary. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, deferral or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(c) of ARTICLE II will be deemed received on any given day if received prior to the close of business on such day. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 11(b)(iii) of ARTICLE II. In addition, any stockholder who submits a notice pursuant to this Section 11(c) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of ARTICLE II and shall comply with Section 11(f) of ARTICLE II.

(d) Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to Section 11 of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth business day after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth business day prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof).

(e) Definitions. For purposes of Section 11 of ARTICLE II, the term:

(i) “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

(ii) “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;

(iii) “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(iv) “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person.

(f) Submission of Questionnaire, Representation and Agreement. To be qualified to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in the case of a person nominated by a stockholder in accordance with Sections 11(b) or 2.11(c), in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve either as a director of the Corporation or as an independent director of the Corporation under applicable Securities and Exchange Commission and stock exchange rules and the corporation’s publicly disclosed corporate governance guidelines, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee.

(g) Authority of Chairman. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these Bylaws and, if any nomination or other business is not made or brought in compliance with these Bylaws, to declare that such nomination or proposal of other business be disregarded and not acted upon.

(h) Compliance with Exchange Act. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to Section 11 of ARTICLE II.

(i) Effect on Other Rights. Nothing in these Bylaws shall be deemed to affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 12. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, except as otherwise required by law, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12 at the adjourned meeting.

Section 13. Conduct of Meetings.

(a) Generally. Meetings of stockholders shall be presided over by a chairman designated by the Board of Directors, or in his or her absence the Chairman of the Board, if any, or in the Chairman’s absence or disability by the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by the President, or in the President’s absence or disability, by a Vice President. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chairman shall have the power to adjourn the meeting to another place, if any, date and time.

(c) Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.

Section 2. Annual Meetings. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders.

Section 3. Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or upon the written request of at least a majority of the Whole Board. For purposes of the Bylaws, “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Section 4. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 4, in which notice shall be stated the time and place of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, email or similar means or (b) five (5) days before the meeting if delivered by mail to the director's residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting by a writing signed by the director or by electronic transmission entitled to the notice and filed with the minutes or corporate records.

Section 5. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Chairman of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect, by the affirmative vote of a majority of the Whole Board, a Chairman of the Board. The Chairman of the Board may be a director or an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board of Directors, he or she shall perform all duties and have all powers which are commonly incident to the position of Chairman of the Board or which are delegated to him or her by the Board of Directors who shall preside at all meetings of the stockholders and Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chairman of the Board is not present at a meeting of the stockholders or the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairman of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside. A majority of the Whole Board shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Committees. The Board of Directors (i) may, by resolution passed by a majority of the Whole Board, designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation, and (ii) shall during such period of time as any securities of the Corporation are listed on any exchange, by resolution passed by a majority of the Whole Board, designate all committees required by the rules and regulations of such exchange. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of such exchange, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

Section 8. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 9. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, including participation on any committees.

Section 11. Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 12. Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as is convenient. The Chairman of the Board, if any, shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders or as soon thereafter as is convenient. Vacancies may be filled or new offices created and filled by the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6. Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. The Chief Executive Officer shall, in the absence of the Chairman of the Board, or if a Chairman of the Board shall not have been elected, preside at each meeting of (a) the Board of Directors if the Chief Executive Officer is a director or (b) stockholders. Subject to the powers of the Board of Directors and the Chairman of the

Board, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

Section 7. The President. The President of the Corporation shall, subject to the powers of the Board of Directors, the Chairman of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the Chief Executive Officer, the Board of Directors or as may be provided in these Bylaws.

Section 8. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors or the Chairman of the Board, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe. The Vice Presidents may also be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board of Directors may from time to time prescribe.

Section 9. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.

Section 10. The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairman of the Board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe.

Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 12. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 13. Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. Form. The shares of stock of the Corporation shall be represented by certificates provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by the Chairman of the Board, or the President or the Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation designated by the Board of Directors. Any or all signatures on the certificate may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, Bylaws or any other instrument the rights and obligations of shareholders are identical, whether or not their shares are represented by certificates.

Section 2. Lost Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 4. Fixing a Record Date for Purposes Other Than Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings which is expressly governed by Section 12 of ARTICLE II hereof), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Subject to the provisions of statutes and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

Section 2. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 4. Loans. Subject to compliance with applicable law (including Section 13(k) of the Securities Exchange Act of 1934), the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section.

Section 7. Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the Chairman of the Board, Chief Executive Officer, the President or the Chief Financial Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors.

Section 9. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII

INDEMNIFICATION

Section 1. Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in this Section 1 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 of this ARTICLE VII shall be a contract right. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The Corporation may also, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation.

Section 2. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses (including attoneys’ fees, costs and charges) under this Section 2 of this ARTICLE VII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), the right to indemnification or advances as granted by this ARTICLE VII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE VII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 4. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for this ARTICLE VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this ARTICLE VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7. Merger or Consolidation. For purposes of this ARTICLE VII, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

Section 8. Savings Clause. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VIII

AMENDMENTS

These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Article Seven of the Certificate of Incorporation.

Exhibit D

(Common Stock Issued in the Conversion)

See attached.

EXHIBIT D TO CONVERSION AGREEMENT

Conversion Schedule

Parent Member	Number of Shares of Common Stock
Multi-Channel Retail Holdings LLC - Series G	52,642,520.00

Limited Brands Store Operations, Inc.	16,845,607.00

EXP Investments, Inc.	701,900.00

Michael A. Weiss	2,172,864.00

Arlene Weiss	7.00

Weiss Family 2008 Irrevocable Trust Alpha under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008	310,410.00

Weiss Family 2008 Irrevocable Trust Beta under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008	310,410.00

Weiss Descendants 2008 Irrevocable Trust under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008	465,615.00

Management Holders	4,786,562.00

Exhibit E

(GGC Termination Agreement)

See attached.

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of May     , 2010, by and among Express Parent LLC, a Delaware limited liability company (“Parent”), Express Topco LLC, a Delaware limited liability company (“Topco”), Express Holding, LLC, a Delaware limited liability company (“Holding”), Express, LLC, a Delaware limited liability company (“Opco”), and GGC Administration, LLC, a Delaware limited liability company (“GGC”).

The parties hereto agree as follows:

WHEREAS, Parent and certain of its equityholders have entered into that certain Conversion Agreement dated as of the date hereof (the “Conversion Agreement”) pursuant to which Parent shall be converted (the “Conversion”) from a Delaware limited liability company into a Delaware corporation named Express, Inc. (“Express”);

WHEREAS, each of Parent, Topco, Holding, Opco, and GGC are parties to that certain Advisory Agreement, dated as of July 6, 2007 (as the same may have been amended or modified from time to time prior to the date hereof, the “Advisory Agreement”); and

WHEREAS, the parties hereto desire to terminate the Advisory Agreement effective on the consummation of the Initial Public Offering (as defined in the Conversion Agreement) in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Termination of Advisory Agreement. Concurrently with the consummation of the Initial Public Offering, the Advisory Agreement shall be terminated. In consideration of the aforementioned termination of the Advisory Agreement, upon consummation of the Initial Public Offering, Express, in its capacity as successor-in-interest to Parent, shall make a cash payment, by wire transfer of immediately available funds, to GGC or its designee in the amount of $10,000,000. Upon such termination of the Advisory Agreement, none of the parties hereto (nor Express, in its capacity as successor-in-interest to Parent) shall have any further rights or obligations with respect thereto, other than any liability or obligation pursuant to Section 6 (Liability) and Section 7 (Indemnity) thereof. Notwithstanding the foregoing, the termination of the Advisory Agreement pursuant to this Section 1 shall not relieve any party thereto from any liability arising in connection with any breach by such party of the Advisory Agreement whether arising prior to or after the date hereof.

2. Counterparts and Governing Law. This Agreement may be executed in two or more counterparts (any of which may be by facsimile signature), all of which when taken together will constitute one and the same agreement among the parties. This Agreement shall be governed by the substantive laws (and not the laws of conflicts) of the State of Delaware.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above-written.

EXPRESS PARENT LLC

By:
Name: Matthew C. Moellering
Title: Chief Administrative Officer

EXPRESS TOPCO LLC

By:
Name: Matthew C. Moellering
Title: Chief Administrative Officer

EXPRESS HOLDING, LLC

By:
Name: Matthew C. Moellering
Title: Chief Administrative Officer

EXPRESS, LLC

By:
Name: Matthew C. Moellering
Title: Chief Administrative Officer

GGC ADMINISTRATION, LLC

By:
Name: David C. Dominik
Title: Managing Director

{Termination Agreement}	S-1

Exhibit F

(Stockholders Agreement)

See attached.

EXHIBIT F TO CONVERSION AGREEMENT

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of May     , 2010, by and among Express Parent LLC, a Delaware limited liability company (“Parent”), Multi-Channel Retail Holdings LLC - Series G, a Delaware limited liability company (“MCRH”), Limited Brands Store Operations, Inc., a Delaware corporation (“LBSO”), and EXP Investments, Inc., a Delaware corporation (“EXP” and together with LBSO, “Limited”). MCRH and Limited are collectively referred to herein as the “Stockholders” and each individually as a “Stockholder”. Unless otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

WHEREAS, as of the date hereof, Parent will convert (the “Conversion”) from a Delaware limited liability company to a Delaware corporation named Express, Inc. (the “Company”) to effectuate an initial public offering of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to a registration statement filed with the Securities and Exchange Commission (the “Initial Public Offering”);

WHEREAS, the Company is the successor-in-interest to Parent by reason of the Conversion; and

WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain rights and obligations of the Stockholders with respect to the Company.

NOW, THEREFORE, the parties to this Agreement agree as follows:

1. Voting Agreement; Board Nomination Rights.

(a) From and after the date hereof and until the provisions of this Section 1 cease to be effective and subject to the terms and conditions of this Agreement, the following holders of Common Stock (or their indirect beneficial owners) shall have the right to nominate persons for election to the Board (each a “Nominee”) as follows (and each Stockholder hereby agrees that such Stockholder shall vote, or cause to be voted, all voting securities of the Company over which such Stockholder has the power to vote or direct the voting, and shall take all other reasonably necessary or desirable actions within such Stockholder’s control (but only in such Stockholder’s capacity as a stockholder of the Company, including without limitation, attendance at meetings in person, via telephone or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings so that each such Nominee shall be elected to the Board):

(i) (x) two representatives nominated by Limited (determined by a vote of a majority of the Common Stock held by Limited) (the “Limited Appointees”), so long as Limited’s Ownership Percentage is at least 50%, and (y) one representative nominated by Limited (determined by a vote of a majority of the Common Stock held by Limited), so long as Limited’s Ownership Percentage is at least 25%;

(ii) (x) three representatives collectively nominated by Golden Gate Capital Investment Fund II, L.P., Golden Gate Capital Investment Fund II-A, L.P., and Golden Gate Capital Investment Annex Fund II, L.P. (the “GGC Funds”) (one of whom shall be nominated by Golden Gate Capital Investment Fund II, L.P., one of whom shall be nominated by Golden Gate Capital Investment Fund II-A, L.P., and one of whom shall be nominated by Golden Gate Capital Investment Annex Fund II, L.P.) (the “GGC Appointees”), so long as MCRH’s Ownership Percentage is at least 50%, and (y) two representatives collectively nominated by the GGC Funds (one of whom shall be nominated by Golden Gate Capital Investment Fund II-A, L.P. and one of whom shall be nominated by Golden Gate Capital Investment Annex Fund II, L.P.), so long as MCRH’s Ownership Percentage is at least 25%; it being expressly acknowledged and agreed by each Stockholder that each of the GGC Funds shall be express third party beneficiaries of this Section 1(a)(ii) and the related provisions of this Agreement; and

(iii) subject to the provisions of this Section 1, the Board shall determine the size (i.e., number of Board seats) of the Board, which as of the date hereof consists of not less than five (5) Board members, including the Limited Appointees (Timothy J. Faber and Jennie W. Wilson) and the GGC Appointees (David C. Dominik, Stefan L. Kaluzny and Michael A. Weiss).

(b) Notwithstanding the foregoing, in the event that a Person loses its right to nominate a director for election in accordance with Section 1(e) below, the director(s) nominated by such Person may be removed at the request of a majority of the Board (excluding such director or directors) upon the occurrence of such event and the total authorized number of directors may be reduced upon such action by a majority of the Board (excluding such director or directors) by the number of directors that such Person loses its rights to nominate.

(c) The representatives designated hereunder by any Stockholder shall be nominated to serve as a Class I, Class II or Class III director (as defined in the Company’s Certificate of Incorporation), as the case may be, as set forth on the Schedule of Directors attached hereto. The initial term of each Class I, Class II and Class III director shall expire as set forth in the Company’s Certificate of Incorporation. Any director nominated by a Stockholder hereunder to fill a vacancy on the Board shall be designated as the same class of director as the director whose termination of services as a director created such vacancy.

(d) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

(e) Notwithstanding anything to the contrary contained herein,

(i) at such time as Limited’s Ownership Percentage is less than 25%, the rights of Limited under this Section 1 to nominate any Nominee shall terminate automatically and cease to have any further force or effect;

(ii) at such time as MCRH’s Ownership Percentage is less than 25%, the rights of the GGC Funds under this Section 1 to nominate any Nominee shall terminate automatically and cease to have any further force or effect; and

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(iii) Notwithstanding the foregoing provisions of this Section 1(e), such Stockholder’s agreement set forth herein to vote for Nominees of the other Stockholders shall continue so long as such Stockholder owns any Common Stock.

(f) At every meeting of the Board, or a committee thereof, for which directors are nominated to stand for election by stockholders of the Company, each Stockholder will have the right to select those persons to be nominated for election to the Board for each Retiring Director that was a prior Nominee of such Stockholder in accordance with this Section 1.

(g) If a vacancy occurs because of the death, disability, disqualification, resignation or removal of a Nominee, the Stockholders who nominated such person shall be entitled to nominate such person’s successors in accordance with this Agreement and the Board, subject to a determination of the Board in good faith, after consultation with outside legal counsel that such action would not constitute a breach of its fiduciary duties or applicable law, shall fill the vacancy with such successor Nominee.

(h) If a Nominee is not nominated or elected to the Board because of the Nominee’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, the Stockholder who nominated such person shall be entitled to nominate promptly another Nominee and the director position for which such Nominee was nominated shall not be filled pending such nomination.

2. Company Obligations.

(a) The Company agrees to use its commercially reasonable efforts to assure that (i) each Nominee is included in the Board’s slate of nominees to the stockholders for each election of directors, and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.

(b) Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be nominated for election to the Board or recommend to the stockholders the election of any Nominee (i) who fails to submit to the Company on a timely basis such questionnaires as the Company may reasonably require of its directors generally and such other information as the Company may reasonably request in connection with the preparation of its filings under the Securities Laws, or (ii) the Board or the Nominating Committee determines in good faith, after consultation with outside legal counsel, that such action would constitute a breach of its fiduciary duties or applicable law or violate the Company’s Certificate of Incorporation; provided, however, that upon the occurrence of either (i) or (ii) above, the Company shall promptly notify the applicable Stockholder of the occurrence of such event and permit the applicable Stockholder to provide an alternate Nominee sufficiently in advance of any Board action, meeting of the stockholders called or written action of stockholders with respect to such election of Nominees and the Company shall use commercially reasonable efforts to

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perform its obligations under Section 2(a) with respect to such alternate Nominee (provided that if the Company provides at least 45 days advance notice of the occurrence of any such event such alternative Nominee must be designated by the applicable Stockholder not less than 30 days in advance of any Board action, notice of meeting of the stockholders or written action of stockholders with respect to such election of Nominees). The Company shall use commercially reasonable efforts to perform its obligations under Section 2(a) with respect to such alternate Nominee, provided that in no event shall the Company be obligated to postpone, reschedule or delay any scheduled meeting of the stockholders with respect to such election of Nominees.

(c) At any time a vacancy occurs because of the death, disability, resignation or removal of a Nominee, then the Board, or any committee thereof, shall not fill such vacancy until the earliest to occur of (i) such Stockholder has nominated a successor Nominee and the Board has filled the vacancy and appointed such successor Nominee, (ii) such Stockholder fails to nominate a successor Nominee within 30 Business Days after receiving notification of the vacancy from the Company, and (iii) such Stockholder has specifically waived its right under this Section 2(c).

(d) At any time that any Stockholder shall have any nomination rights under Section 1, the Company shall not take any action to reduce the size of the Board from five (5), except as otherwise provided herein.

3. Transfers.

(a) Each Stockholder agrees that until the 18-month anniversary of the consummation of the Initial Public Offering, it will not, nor will it permit any of its Affiliates to, make a distribution without consideration therefor to, in the case of Limited, the public stockholders of Limited Brands, Inc., and in the case of MCRH, to the ultimate partners of any investment fund managed by Golden Gate Private Equity, Inc. and its Affiliates.

(b) Prior to a Stockholder Transferring any Common Stock to an Affiliate, such Stockholder will cause such Affiliate to execute and deliver a counterpart hereof to the other parties hereto evidencing such Affiliate’s agreement to be bound by the provisions of this Agreement.

4. Confidentiality.

(a) From and after the date hereof, each Stockholder shall, and shall cause its Subsidiaries and controlled Affiliates to, maintain in confidence and use only in connection with its investment in the Company and for purposes of the business of the Company and its Subsidiaries, all Confidential Information. “Confidential Information” means all information concerning the Company or its Subsidiaries or the financial condition, business, operations or prospects of the Company or its Subsidiaries in the possession of or furnished to any Stockholder (including by virtue of its present or former right to nominate director(s) to the Board). Each Stockholder shall exercise the same care and safeguards with respect to Confidential Information as is used to maintain the confidentiality of its own information of like character, but will, at a minimum, use reasonable care.

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(b) Any Stockholder may disclose Confidential Information to its Subsidiaries, Affiliates, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons agree to keep the Confidential Information confidential to the same extent as such disclosing party is required to keep the Confidential Information confidential, solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement; provided that the disclosing party shall remain liable with respect to any breach of this Section 4 by any such Subsidiaries, Affiliates, counsel, advisers, consultants, outside contractors and other agents. Without limiting the generality of the foregoing, it is understood and agreed that neither MCRH nor Golden Gate Private Equity, Inc. will provide or disclose any Confidential Information to any portfolio company of Golden Gate Private Equity, Inc.

(c) Notwithstanding Section 4(a) or Section 4(b) above, a Stockholder may disclose such Confidential Information (i) to the extent that the such Person is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) for purposes of reporting to its stockholders the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements, (iii) to the extent required to be disclosed by applicable law, rule or regulation; provided that in connection with any such disclosure (A) a disclosing party shall only disclose such Confidential Information as is required to be disclosed in connection with the foregoing, (B) to the extent reasonably practicable, a disclosing party shall provide the Company with prompt and advance written notice of any such intended disclosure so that the Company has a reasonable opportunity to limit such disclosure, or (if applicable, and to the extent reasonably practicable) seek a protective order or other appropriate remedy to prevent such disclosure, and (C) a disclosing party shall use its reasonable efforts to seek confidential treatment (consistent with the terms hereof) by the Person to whom such disclosure is made. Each Stockholder acknowledges that money damages would not be a sufficient remedy for any breach of the provisions of this Section 4 and that the Company shall be entitled to equitable relief in a court of law in the event of, or to prevent, a breach or threatened breach of this Section 4.

(d) The obligation not to disclose Confidential Information shall not apply to any part of such Confidential Information that (i) is or becomes patented, published, or otherwise part of the public domain other than by acts of a Stockholder in contravention of this Agreement, (ii) is disclosed to a Stockholder by a third party, unless such Confidential Information was obtained by such third party directly or indirectly from a Stockholder hereto on a confidential basis, (iii) prior to disclosure under this Agreement, was already in the possession of the Stockholder, unless such Confidential Information was obtained directly or indirectly from a Stockholder on a confidential basis, or (iv) is independently acquired or developed by a Stockholder other than by acts of a Stockholder in contravention of this Agreement.

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5. Information Rights. Until such time as Limited is no longer required to account for its investment in the Company using the equity method of accounting, the Company shall furnish to Limited:

(a) As soon as practicable and, in any event no later than the first Thursday following the end of each fiscal month, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal month and the related unaudited statement of operations for such fiscal month, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding fiscal month and portion of the previous fiscal year.

(b) As soon as practicable and, in any event no later than the first Thursday following the end of each fiscal month, the projected statement of operations of the Company and its Subsidiaries for each fiscal month in the succeeding twelve month period.

(c) As soon as practicable and, in any event, no later than the first Thursday following the end of each fiscal year, a preliminary draft unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related preliminary draft unaudited statement of operations for such fiscal year, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP.

(d) As soon as practicable and, in any event within 75 days after the end of each fiscal year, the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited statement of operations and cash flows for such fiscal year and the related footnotes, in each case prepared in accordance with GAAP and audited by the Company’s independent public accountants and a comparison of the figures in the financial statements delivered pursuant to this clause (d) with the figures for the previous fiscal year.

(e) Any management certification, representation or other similar letters signed by the Chief Executive Officer and Chief Financial Officer (or Chief Accounting Officer if different from the Chief Financial Officer) on the same basis and on the same timetable as provided to Limited prior to the date hereof and, as promptly as reasonably practicable, such other information with respect to the Company or any of its Subsidiaries as may reasonably be requested by Limited.

(f) The financial statements provided pursuant to this Section 5 shall be substantially similar to the format provided to Limited prior to the date hereof; provided that the Company shall not be required to make adjustments to the financial statements to reflect the fact that Limited does not account for its investment in the Company on a “step-up” basis.

(g) Limited hereby acknowledges that (i) it is aware, and that it will advise each of its Affiliates and Limited’s and its Affiliates’ respective representatives who are provided any Confidential Information (as defined in Section 4 hereof) of the Company, including the financial information provided pursuant to this Section 5, that the U.S. securities laws prohibit any person who has received from an issuer material non-public information from

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purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) Limited is familiar with the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder, and agrees that Limited, its Affiliates and their respective representatives will not use, or communicate to any person under circumstances where it is reasonably likely that such person is likely to use or cause any person to use, any such information in contravention of the Exchange Act or any of its rules and regulations, including Rules 10b-5 and 14e-3.

(h) During the Black-Out Period (as defined below), Limited agrees that it will not buy, purchase or otherwise acquire, nor sell, assign, pledge, transfer or otherwise dispose of, nor permit the purchase, acquisition, sale, assignment, pledge, transfer or other disposition, of any beneficial ownership interest in any of the Company’s securities, including the Common Stock; provided that (i) Limited shall have received notice of the Black-Out Period at the same time and in the same manner as the Company’s officers and directors and (ii) that the restrictions contained in this Section 5(h) shall not limit Limited’s ability to transfer the Company’s securities pursuant to, and in accordance with, that certain registration rights agreement entered into with Company and the other stockholders of the Company that are party thereto. For the avoidance of doubt, “beneficially owns” means for the purposes of this Agreement the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of any securities of the Company or the right to acquire such rights. The “Black-Out Period” shall mean the Company’s “black-out” period during which the Company’s officers and directors, generally, are restricted from trading the Company’s securities, including its Common Stock .

6. Definitions.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, no Stockholder shall by reason of this Agreement be deemed to be an Affiliate of any other Stockholder or of the Company.

“Board” means the board of directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation as the same may be amended from time to time.

“GAAP” means generally accepted accounting principles in the United States.

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“Limited’s Ownership Percentage” means, at any time, the fraction (expressed as a percentage) that results from dividing (i) the number of shares of Common Stock owned by Limited and its Affiliates at such time by (ii) the number of shares of Common Stock held by Limited immediately following the Conversion (as adjusted for stock splits, combinations, recapitalizations and the like).

“MCRH’s Ownership Percentage” means, at any time, the fraction (expressed as a percentage) that results from dividing (i) the number of shares of Common Stock owned by MCRH and its Affiliates at such time by (ii) the number of shares of Common Stock held by MCRH immediately following the Conversion (as adjusted for stock splits, combinations, recapitalizations and the like).

“Nominating Committee” means the Corporate Governance and Nominating Committee of the Board.

“Person” means an individual, corporation, partnership, association, trust, limited liability company, joint venture, unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Retiring Director” means any director whose term expires at the next annual meeting of the stockholders of the Company pursuant to the terms of the Company’s Certificate of Incorporation.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Subsidiary” means, at any time, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned or controlled directly or indirectly by such Person.

“Transfer” means, with respect to any Common Stock, to sell, assign, dispose of, exchange, or otherwise directly transfer such Common Stock or agree or commit to do any of the foregoing, except for any Transfers to an Affiliate not otherwise prohibited hereby.

7. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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8. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise expressly provided herein, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

9. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

10. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

11. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 18, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Entire Agreement. This Agreement (including the Schedules constituting a part of this Agreement) and any other writing signed by authorized representatives of each of the parties after the date hereof that specifically references this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral between the parties with respect to the subject matter hereof.

14. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

15. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

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16. Further Assurances. The Stockholders shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

17. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

18. Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to Parent or to the Company:

Express, Inc.

One Limited Parkway

Columbus, OH 43230

Attention: Chief Executive Officer

Facsimile: (614) 415-8227

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Gary M. Holihan, P.C.

Facsimile: (312) 862-2200

If to MCRH:

c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, 39th Floor

San Francisco, CA 94111

Attention: Stefan L. Kaluzny

Facsimile: (415) 983-2701

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Gary M. Holihan, P.C.

Facsimile: (312) 862-2200

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If to Limited:

c/o Limited Brands, Inc.

Three Limited Parkway

Columbus, OH 43230

Attention: Douglas L. Williams

Facsimile: (614) 415-7188

With a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: David L. Caplan

Facsimile No.: 212-701-5800

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 18 during regular business hours.

19. Enforcement. The parties hereto covenant and agree that the disinterested members of the Board or the disinterested members of any Board committee so designated by the Board have the right to enforce, waive or take any other action with respect to this Agreement, that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, MCRH and the other Persons party thereto, that certain Conversion Agreement, dated as of the date hereof, by and among the Company and the stockholders of the Company party thereto, the Termination Agreement among Parent, certain of its subsidiaries and GGC Administration, LLC, the Registration Agreement among the Company and certain of its stockholders, and the individual letter agreements between the Company and each of the Management Holders (as defined in the Merger Agreement) on behalf of the Company.

*    *    *    *    *

11

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above-written.

EXPRESS PARENT LLC

By:
Name: Matthew C. Moellering
Title: Chief Administrative Officer

LIMITED BRANDS STORE OPERATIONS, INC.

By:
Name:
Title:

EXP INVESTMENTS, INC.

By:
Name:
Title:

MULTI-CHANNEL RETAIL HOLDINGS, LLC - SERIES G

By:

Name: Stefan L. Kaluzny
Title: Manager

[Signature Page to Stockholders Agreement]

SCHEDULE OF DIRECTORS

Name	Nominated As	Class of Director
David C. Dominik	GGC Nominee	I
Stefan L. Kaluzny	GGC Nominee	III
Michael A. Weiss	GGC Nominee	III
Timothy J. Faber	LBI Nominee	II
Jennie W. Wilson	LBI Nominee	I
Independent Director	—	II

Exhibit G

(Registration Agreement)

See attached.

EXHIBIT G TO CONVERSION AGREEMENT

REGISTRATION AGREEMENT

THIS REGISTRATION AGREEMENT (this “Agreement”) is made as of May     , 2010, by and among Express Parent LLC, a Delaware limited liability company (“Parent”), and each of the Persons listed on the signature pages attached hereto (the “Stockholders”). This Agreement shall amend and replace in its entirety the terms and conditions of Annex B to the Limited Liability Company Agreement of Parent dated as of June 26, 2008, as the same may have been amended or modified from time to time.

WHEREAS, as of the date hereof, Parent will convert (the “Conversion”) from a Delaware limited liability company to a Delaware corporation named Express, Inc. (the “Company”) to effectuate an initial public offering of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to a registration statement filed with the Securities and Exchange Commission (the “Initial Public Offering”);

WHEREAS, the Company is the successor-in-interest to Parent by reason of the Conversion; and

WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain registration rights of the Stockholders.

NOW, THEREFORE, the parties to this Agreement agree as follows:

Section 1.1 Definitions. (a) For purposes of this Agreement, the following terms have the following meanings:

“Commission” means the United States Securities and Exchange Commission and any successor federal agency administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934 and all rules, regulations and orders issued thereunder, as any of the same may be amended.

“Limited” means, collectively, EXP Investments, Inc., a Delaware corporation, and Limited Brands Store Operations, Inc., a Delaware corporation.

“MCRH” means Multi-Channel Retail Holdings LLC - Series G, a Delaware limited liability company.

“Person” means an individual, corporation, partnership, association, trust, limited liability company, joint venture, unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Registrable Securities” means (i) all shares of Common Stock owned of record by a Stockholder that were formerly represented by Class L units of Parent and (ii) all shares of Common Stock that may be issued to such Stockholder in respect of shares of Common Stock described in clause (i) above pursuant to any conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the offer and sale of such securities shall have been registered under the Securities Act, the registration statement with respect to such offer or sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been sold pursuant to Rule 144, (iii) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities laws then in force or (iv) such securities shall cease to be outstanding.

“Registration” means a registration of a bona fide public offering and sale of shares of Common Stock or other equity securities of the Company pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form) and in compliance with all applicable state securities laws, and “Register” means to effect such a registration.

“Registration Expenses” means all expenses of the Company incident to the Company’s performance of or compliance with the provisions of this Agreement, including all Commission and stock exchange or automated interdealer quotation system registration, filing and listing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, all fees and expenses of the transfer agent and registrar for the securities, printing expenses, messenger and delivery expenses, the fees and reasonable expenses incurred in connection with the listing of the securities to be registered on each securities exchange or automated interdealer quotation system on which Registrable Securities are to be listed or on which similar securities issued by the Company are to be listed in connection with such transaction, reasonable fees and disbursements of counsel for the Company and all independent certified public accountants for the Company (including the expenses of any annual audit, special audit and “cold comfort” letters required in connection therewith or incident thereto), the reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by the holders of such Registrable Securities, or any fees or expenses of counsel), all fees and expenses of any qualified independent underwriter or any person acting in a similar capacity under the rules of the National Association of Securities Dealers, the reasonable fees and disbursements of one counsel retained in connection with each such Registration by the Stockholders, such counsel to be selected by the Stockholders who hold two-thirds of the Registrable Securities being Registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such Registration, fees and expenses of other Persons retained by the Company, and expenses relating to any analyst or investor presentation or any “road shows” undertaken by the Company in connection with the registration, marketing or selling of the Registrable Securities.

“Representative” means, with respect to a particular Person, any director, officer, general partner, limited partner, co-owner, member, nominee, managing director, financial advisor, accountant, legal counsel, consultant, agent or controlling Person of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Demand Securities	1.2(a)
Requesting Stockholder	1.2(a)
Shelf Registration	1.2(g)

Section 1.2 Demand Registration Rights. (a) Following the earlier of (x) 180 days after the effective date of the registration statement for the Initial Public Offering and (y) the expiration of the period during which the managing underwriters for the Initial Public Offering shall prohibit the Company from effecting any other public sale or distribution of Registrable Securities, upon written notice to the Company from Limited or MCRH (together with its permitted assigns, the “Requesting Stockholder”) (which notice shall specify the number and the intended method of disposition of Registrable Securities), the Company shall (i) promptly give written notice of such requested Registration to each of the Stockholders then owning Registrable Securities and (ii) use its reasonable best efforts to effect and maintain the Registration on an appropriate form under the Securities Act of offers and sales of (x) Registrable Securities by the Requesting Stockholder and Registrable Securities by each other Stockholder which shall have made a written request to the Company for Registration thereof (which request shall specify the number of Registrable Securities) within ten Business Days after the giving of such written notice by the Company (collectively, the “Demand Securities”) and (y) any securities which the Company may elect to Register in connection with the offering of Demand Securities and such other securities the Company may be obligated to include due to other piggyback registration rights, if any, granted to third parties, in each case in accordance with the intended method or methods of disposition specified by the Requesting Stockholder, subject to the other provisions of this Agreement; provided that the Company shall not be obligated to effect any Registration pursuant to this Section 1.2 except in accordance with the following provisions:

(i) no Requesting Stockholder shall be entitled to make more than three (3) requests for Registration pursuant to this Section 1.2, other than

Registrations requested to be effected pursuant to a registration statement on Form S-3 under the Securities Act (or any successor thereto), for which an unlimited number of requests pursuant to this Section 1.2 shall be permitted; provided that at the time of such request the Company is eligible for use of Form S-3 under the Securities Act (or any successor thereto);

(ii) no Requesting Stockholder shall be entitled to request any Registration pursuant to this Section 1.2 until at least six (6) months after the closing of the last Registration and sale of Company securities subject to this Section 1.2 or Section 1.3;

(iii) the Company shall not be required to effect any Registration pursuant to this Section 1.2 unless the anticipated gross proceeds of the Registrable Securities sought to be registered by the Requesting Stockholder exceeds $100 million; and

(iv) if, after a request for Registration pursuant to this Section 1.2 has been made, the board of directors of the Company or other equivalent governing body has determined, in good faith, that the filing of a registration statement to effect such a Registration pursuant to this Section 1.2 would require the disclosure of material information which the Company has a reasonable justification for keeping confidential on the grounds that such disclosure would materially interfere with a proposed or pending bona fide material financing, acquisition or other material transaction of the Company, the Company shall not be obligated to effect such a Registration pursuant to this Section 1.2 until the earlier of the expiration of 90 days after the Company first makes such good faith determination or the completion of such transaction, negotiations or bidding; provided that the Company shall not be permitted to exercise its rights under this Section 1.12(a)(iv) more than twice (not to exceed 90 days in the aggregate) during any twelve-month period.

(b) Subject to Section 1.2(a), the Requesting Stockholder may, in the notice delivered pursuant to Section 1.2(a), elect that the requested Registration be pursuant to an underwritten offering. Upon such election by the Requesting Stockholder (or, in the event the Requesting Stockholder does not so elect, if the Company elects an underwritten offering), a majority of the board of directors of the Company or other equivalent governing body shall have the right to designate the managing underwriter(s) and, in such case, the Company shall not be required to include the Registrable Securities of a Stockholder in the underwritten offering unless such Stockholder accepts the reasonable and customary terms of the underwritten offering as agreed upon between the Company and the managing underwriter(s) so designated.

(c) If a Registration pursuant to this Section 1.2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Demand Securities) that, in its opinion, the number of securities requested to be included in such Registration (including securities of the Company which are not Registrable Securities) should be limited due to market or other conditions, the Company will include in such Registration, to the extent of the number which the Company is so advised in writing can be sold in such offering, (i) first, Demand Securities, pro rata among the holders thereof requesting such Registration on the basis of the number of such securities requested to be included by such holders and (ii) second, any securities which the Company has elected to Register pursuant to Section 1.2(a) in connection with the offering of Demand Securities and (iii) third, such other securities the Company may be obligated to include due to other piggyback registration rights granted to third parties.

(d) The Requesting Stockholder(s) requesting a Registration under this Section 1.2 may, at any time prior to the effective date of the registration statement relating to such Registration, revoke such request by providing written notice thereof to the Company, with the following consequences:

(i) if such request is withdrawn prior to the filing date of the applicable registration statement, such withdrawn registration shall count as a requested Registration for purposes of Section 1.2(a)(i) unless the Requesting Stockholder has promptly reimbursed the Company for all Registration Expenses incurred by the Company in connection with the preparation of such registration statement for filing; or

(ii) if such request is withdrawn after the filing date of the applicable registration statement but prior to its effective date, such withdrawn registration shall count as a requested Registration for purposes of Section 1.2(a)(i) unless the Requesting Stockholder has promptly reimbursed the Company for all Registration Expenses incurred by the Company in connection with such withdrawn registration.

(e) Except as provided in Section 1.2(d), any Registration requested by any Requesting Stockholder pursuant to Section 1.2(a) shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 1.2(a)):

(i) unless such Registration has become effective and has remained effective for the period set forth in Section 1.12(a)(i) (subject to Section 1.1.2(b)); provided that a Registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Requesting Stockholder (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Requesting Stockholder;

(ii) if after such Registration has become effective such Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental entity for any reason other than a misrepresentation or an omission by the Requesting Stockholder and, as a result thereof, the Registrable Securities requested by the Requesting Stockholder to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement;

(iii) if the closing pursuant to the purchase agreement or underwriting agreement entered into in connection with such Registration does not occur; or

(iv) if, as a result of a determination made pursuant to Section 1.2(c) by a managing underwriter, the Requesting Stockholder shall not be entitled to include in such Registration at least 65% of the Registrable Securities that such Requesting Stockholder requested pursuant to Section 1.2(a) to be included in such registration.

(f) Any Registration effected pursuant to Section 1.3 shall not be deemed to have been requested by a Requesting Stockholder pursuant to this Section 1.2.

(g) At any time following the date when the Company becomes eligible to use Form S-3 under the Securities Act for secondary sales, upon written request of Limited or MCRH, the Company shall use its reasonable best efforts to file a “shelf” registration statement (the “Shelf Registration”) with respect to all or any portion of such Stockholder’s Registrable Securities, if requested by such Stockholder, on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the Commission) under the Securities Act and to cause such Shelf Registration to become effective and to keep such Shelf Registration in effect until such Stockholder shall no longer hold any Registrable Securities.

Section 1.3 Piggyback Registration Rights. (a) If, at any time following the completion of an Initial Public Offering, the Company proposes to effect a Registration, whether or not for sale for its own account, in a manner which would permit Registration of Registrable Securities for sale to the public under the Securities Act (other than a Registration pursuant to Section 1.2), it shall give prompt written notice to the Stockholders holding Registrable Securities of its intention to do so and of such Stockholders’ rights under this Section 1.3, at least ten Business Days prior to the anticipated filing date of the registration statement relating to such Registration. Such notice shall offer all such Stockholders holding Registrable Securities the opportunity to include in such Registration such number of Registrable Securities as each such Stockholder may request. Upon the written request of any such Stockholder made within five Business Days after the receipt of the Company’s notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder), the Company shall use its reasonable best efforts to include in such Registration all of the Registrable Securities which the Company has been so requested to Register by the Stockholders holding such Registrable Securities pursuant to this Section 1.3(a); provided that the Company shall not be obligated to effect any Registration pursuant to this Section 1.3 except in accordance with the following provisions:

(i) if such Registration involves an underwritten offering, all Stockholders requesting that their Registrable Securities be included in the Company’s Registration must, upon request by the underwriter(s), sell their Registrable Securities to such underwriter(s) selected by the Company on the same terms and conditions as apply to the Company or any selling securityholder, including executing and delivering such underwriting agreements or other agreements (including legal opinions) to which the Company or any such selling securityholder has agreed to execute and deliver;

(ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 1.3, the Company shall determine for any reason not to Register or to withdraw Registration of such securities, the Company shall give written notice to all Stockholders holding Registrable Securities included in such Registration and, thereupon, shall be relieved of its obligation to Register (or maintain the effectiveness of the Registration of) any Registrable Securities in connection with such Registration (without prejudice, however, to the rights of the Stockholders immediately to request that such Registration be effected as a Registration under Section 1.2);

(iii) the Company shall not be required to effect any Registration of Registrable Securities under this Section 1.3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans (including any registration of securities on a Form S-4 or S-8 registration statement or any successor or similar forms); and

(iv) no Registration of Registrable Securities effected under this Section 1.3 shall relieve the Company of its obligation to effect a Registration of Registrable Securities pursuant to Section 1.2.

(b) If a Registration pursuant to this Section 1.3 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Stockholder requesting inclusion of Registrable Securities in such Registration) that, in its opinion, the number of securities requested to be included in such Registration (including securities of the Company which are not Registrable Securities) should be limited due to market or other conditions, the Company shall include in such Registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included therein pursuant to this Section 1.3, pro rata among the requesting Stockholders on the basis of the number of Registrable Securities requested to be included in such Registration by such Stockholders and (iii) third, any other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be Registered by such holders or as such holders may otherwise agree.

Section 1.4 Registration Expenses. Subject to Section 1.2(d), the Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Agreement and any other actions that may be taken in connection with any such Registration as contemplated by this Agreement; provided that the Company shall not be obligated to pay any underwriting discounts or commissions or transfer taxes, if any, relating to the Transfer of securities Transferred by Persons other than the Company pursuant to any such Registration.

Section 1.5 Restrictions on Public Sales by Stockholders. In connection with any underwritten offering of securities of the Company, including any offering contemplated by this Agreement (other than pursuant to a Shelf Registration), each Stockholder agrees that, whether or not such Stockholder’s Registrable Securities are included in such Registration, it shall consent and agree to comply with any “hold back” or “lock-up” restriction, relating to Registrable Securities or any other securities of the Company then owned by such holder, that may be reasonably requested by the managing underwriter(s) of such offering. The Company hereby also agrees to use its reasonable efforts to cause each other holder of equity securities or securities convertible into or exchangeable or exercisable for such securities (other than in the case of equity securities issued under dividend reinvestment plans or employee stock plans) purchased directly from the Company otherwise than in a public offering to so agree, to the extent reasonably requested by the managing underwriter(s) of such offering.

Section 1.6 Indemnification by the Company. In the event of any Registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless, to the full extent permitted by law, each of the Stockholders holding any Registrable Securities included in such registration statement, its Representatives, each other person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with such Stockholder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which such Stockholder, any such Representative or any such underwriter or controlling Person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any information conveyed in connection with such Registration at or prior to the time of sale, or in any registration statement under which such securities were Registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation by the Company of any law applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration, and the Company shall reimburse such Stockholder and each such Representative or underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any information conveyed in connection with such Registration at or prior to the time of sale, or in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Stockholder or any such Representative or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any such Representative or underwriter and shall survive the transfer of such securities by such Stockholder.

Section 1.7 Indemnification by the Stockholders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Agreement, that the Company shall have received an undertaking reasonably satisfactory to it from the holders of such Registrable Securities and any underwriter, to indemnify and hold harmless severally, and not jointly, in the same manner and to the same extent as set forth in Section 1.6, the Company and its Representatives and all other prospective sellers and their respective Representatives, and their respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such information, registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Stockholder or underwriter, as the case may be, specifically stating that it is for use in the preparation of such information, registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Stockholders, underwriters or any of their respective Representatives or controlling persons and shall survive the transfer of such securities by such Stockholder; provided that no such Stockholder shall be liable under this Section 1.7 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Stockholder (net of any underwriters’ or placement agents’ fees, discounts or commissions related thereto); provided, further, that no underwriter shall be liable under this Section 1.7 for any amounts exceeding the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public.

Section 1.8 Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Agreement, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding Sections of this Agreement, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment (a) a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, (b) the claim is criminal in nature or (c) the claim involves material civil liability on the part of an indemnified party, the indemnifying party shall be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party shall not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnified party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

Section 1.9 Other Indemnification. Indemnification similar to that specified in the preceding Sections of this Agreement (with appropriate modifications) shall be given by the Company and each Stockholder holding Registrable Securities with respect to any required Registration or other qualification of securities under any law other than arising under the Securities Act.

Section 1.10 Indemnification Payments. The indemnification required by Section 1.6 and Section 1.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

Section 1.11 Contribution. (a) If the indemnification provided for in Section 1.6 and Section 1.7 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the participating Stockholders or underwriter(s), as the case may be, on the other hand, from the distribution of the Registrable Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, on the one hand, and of the participating Stockholders or underwriter(s), as the case may be, on the other hand, in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the participating Stockholders or underwriter(s), as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the participating Stockholders or by the underwriter(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of either of Section 1.6 and Section 1.7, and in no event shall the obligation of any indemnifying party to contribute under this Section 1.11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 1.6 and Section 1.7 had been available under the circumstances.

(b) The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 1.11 were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 1.11(a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 1.11(a) shall be deemed to include, subject to the limitations set forth in the preceding sentence and Section 1.8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

(c) Notwithstanding the provisions of this Section 1.11, no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 1.12 Registration Procedures. (a) If and whenever the Company is required to effect or cause the Registration of any Registrable Securities pursuant to this Agreement, the Company shall, as promptly as practicable:

(i) prepare in reasonable cooperation with the sellers (and, in the event of an underwritten offering, with the underwriter(s)), and file with the Commission (subject to Section 1.2(a)(iv)), and otherwise in a manner consistent with the provisions of this Agreement, a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate as the case may be, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and, except in the case of a registration pursuant to Section 1.3, use its reasonable best efforts to cause such registration statement to become and remain effective for a period of not less than 120 days (or such shorter period in which all of the Registrable Securities included in such registration statement have been sold thereunder, but which shall not expire before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) or, in the case of a Shelf Registration, for so long as any Registrable Securities covered thereby are outstanding; provided that at least seven days before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) furnish to one counsel selected by the Requesting Stockholder(s), in the event of a Registration effected pursuant to Section 1.2, or selected by the holders of a majority of the Registrable Securities covered by such registration statement, in the event of any other Registration, copies of all such documents proposed to be filed (other than documents filed pursuant to the Exchange Act and incorporated by reference into such registration statement), which documents shall be subject to the timely review of such counsel, and (B) notify each holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required pursuant to Section 1.12(a)(i) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii) furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto, unless otherwise available via EDGAR), and the prospectus included in such registration statement (including each preliminary prospectus), a copy of any and all material transmittal letters or other material correspondence to or received from the Commission or any other governmental entity or self-regulatory body or other Person having jurisdiction (including any domestic or foreign securities exchange) relating to such Registration and the related offering, and such other documents, as such Person may reasonably request, in order to facilitate, the public sale or other disposition of the Registrable Securities owned by such holder;

(iv) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such registration statement shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not for any such purpose, be required to (A) qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 1.12, it is not then so qualified, (B) subject itself to taxation in any such jurisdiction or (C) take any action which would subject it to consent to general or unlimited service of process to which it is not then so subject;

(v) notify in writing and on a timely basis each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

(vi) use its reasonable best efforts to cause all such Registrable Securities to be listed on such national securities exchange as may be designated by the Company, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

(vii) in the case of such registration that involves an underwritten offering, (A) use its reasonable best efforts to furnish to any underwriter of such Registrable Securities (1) an opinion of counsel for the Company, addressed to such underwriter and dated the date of the closing under the underwriting agreement and (2) “comfort” letters addressed to such underwriter and signed by the independent public accountants who have audited the financial statements of the Company and (B) use its commercially reasonable efforts to furnish to any selling Stockholder of such Registrable Securities (1) an opinion of counsel for the Company, addressed to such selling Stockholder and dated the date of the closing under the underwriting agreement and (2) “comfort” letters addressed to such selling Stockholder and signed by the independent public accountants who have audited the financial statements of the Company, in each case in customary form and covering matters of the type customarily covered in such opinions and letters;

(viii) after the filing of the registration statement, promptly notify each seller of Registrable Securities named in such registration statement in writing of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to promptly remove it if entered and promptly notify each seller of Registrable Securities of such lifting or withdrawal of such order;

(ix) in the case of such registration that involves an underwritten offering, use its reasonable best efforts to have appropriate officers of the Company (A) attend any “road shows” and analyst and investor presentations scheduled in connection with any such Registration and (B) cooperate as reasonably requested by the holders of Registrable Securities in the marketing of the Registrable Securities; all reasonable out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance or cooperation shall be paid by the Company;

(x) give the sellers of Registrable Securities named in such registration statement and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the opinion of such sellers and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

(xi) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xii) execute and deliver all reasonable and customary instruments and documents (including, in an underwritten offering, an underwriting agreement in customary form) and take such other reasonable and customary actions and obtain such reasonable and customary certificates and opinions in order to effect a public offering of such Registrable Securities; provided that the Company may require each holder of Registrable Securities as to which any Registration is being effected to furnish to the Company such reasonable and customary information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in connection with effecting such offering.

(b) Each holder of Registrable Securities shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.12(a)(v), promptly discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.12(a)(v), and, if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 1.13 Rule 144 and Form S-3. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall (a) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any holder of Registrable Securities, make publicly available other information), and it shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or (ii) any similar rule or regulation hereafter adopted by the Commission and (b) use its reasonable best efforts to cause the conditions 1, 2 and 3 under General Instruction I.A. of Form S-3 (or any successor form and conditions) under the Securities Act for the filing of registration statements under this Agreement to be met. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

Section 1.14 Registration Rights to Others. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to any Stockholder and (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Agreement, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to each Stockholder.

Section 1.15 Assignment of Rights. Each of MCRH or Limited may assign some or all of its rights pursuant to this Agreement to any transferee of its Registrable Securities; provided that in either case, such transferee agrees in writing to be bound by the provisions of this Agreement.

Section 1.16 Miscellaneous

(a) Amendment and Waiver. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and signed by Stockholders holding not less than a majority of the then outstanding Common Stock then held by each of the Stockholders party to this Agreement; provided that in the event such amendment or waiver would adversely treat a Stockholder in a manner different from any other Stockholder, then such amendment or waiver will require the consent of such adversely treated Stockholder.

(b) Benefit of Parties; Transfer. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise expressly provided herein, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

(c) Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

(d) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

(e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 1.6(l), together with written notice of such service to such party, shall be deemed effective service of process upon such party.

(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Entire Agreement. This Agreement and any other writing signed by authorized representatives of each of the parties after the date hereof that specifically references this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral between the parties with respect to the subject matter hereof.

(h) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

(i) Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(j) Further Assurances. The Stockholders shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

(k) Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

(l) Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

Express, Inc.

One Limited Parkway

Columbus, OH 43230

Attention: Chief Executive Officer

Facsimile: (614) 415-8227

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Gary M. Holihan, P.C.

Facsimile: (312) 862-2200

If to a Stockholder:

The address specified in the Company’s records

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 1.6(l) during regular business hours.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement on the day and year first above-written.

EXPRESS PARENT LLC

By:
Name: Matthew C. Moellering
Title: Chief Administrative Officer

MULTI-CHANNEL RETAIL HOLDINGS, LLC - SERIES G

By:
Name: Stefan L. Kaluzny
Title: Manager

LIMITED BRANDS STORE OPERATIONS, INC.

By:
Name:
Title:

EXP INVESTMENTS, INC.

By:
Name:
Title:

[Signature Page to Registration Agreement]

Michael A. Weiss

JP Morgan Chase Bank, N.A., as Trustee of the Weiss Family 2008 Irrevocable Trust Alpha under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008

By:

Its:

JP Morgan Chase Bank, N.A., as Trustee of the Weiss Family 2008 Irrevocable Trust Beta under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008

By:

Its:

JP Morgan Chase Bank, N.A., as Trustee of the Weiss Descendants 2008 Irrevocable Trust under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008

By:

Its:

Arlene Weiss

[Signature Page to Registration Agreement]

John Rafferty

Fran Horowitz-Bonadies

Jeanne St. Pierre

Elliott Tobias

Colin Campbell

Matthew Moellering

David Kornberg

Douglas Tilson

Lisa Gavales

[Signature Page to Registration Agreement]